Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows: Evergreen Treasury Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	15,015,489	0.04		317,066,995	1.00
Class S	32,386,414	0.04		596,155,996	1.00
Class I	49,228,210	0.05		943,884,626	1.00

Evergreen New Jersey Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	620,826	0.03		22,113,499	1.00
Class S	4,149,106	0.02		168,745,882	1.00
Class I	597,243	0.03		15,315,550	1.00

Evergreen Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	12,118,184	0.03		401,457,162	1.00
Class S	  8,034,040	0.02		337,018,707	1.00
Class S1	25,083,976	0.02	          1,029,744,923	1.00
Class I	12,562,735	0.03		375,278,730	1.00
Evergreen Pennsylvania Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	913,976	0.03	  	18,173,097	1.00
Class S	2,993,297	0.02		113,516,464 	1.00
Class I	1,748,158	0.03		62,522,190	1.00

Evergreen New York Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,254,165	0.03		47,821,430	1.00
Class S	6,478,718	0.03		249,869,103	1.00
Class I	   391,722	0.03		60,285,268	1.00




Evergreen Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	121,332,985	0.04		2,886,714,978	1.00
Class B	1,056,744	0.04		24,556,349	1.00
Class C	393,043	0.04		9,897,298	1.00
Class S	90,346,414	0.04		1,779,022,518	1.00
Class S1	84,140,834	0.04		2,111,512,645	1.00
Class I	51,797,644	0.05		1,336,370,023	1.00


Evergreen California Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	676,413	0.03		17,661,275	1.00
Class S	4,698,857	0.02		217,549,624	1.00
Class I	73,112		0.03		1,287,199	1.00

Evergreen Florida Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	441,411	0.03		14,761,366	1.00
Class S	8,205,150	0.02		295,413,943	1.00
Class I	300,304	0.03		9,775,102	1.00

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